EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                Voyager One, Inc.
                              a Nevada corporation


                                       and


             Silicon Film Technologies, Inc., a Illinois corporation



                         effective as of January 8, 2004



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                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 8th day of January, 2004, by and between Voyager One, Inc., a Nevada corporation ("Voyager") and Silicon Film Technologies, Inc., a Illinois corporation ("Silicon"), and certain shareholders of Silicon listed on the attached Schedule I ("Silicon Shareholders"), and specifically incorporated herein by reference (Silicon and Silicon Shareholders shall be hereinafter jointly referred to as "Silicon Parties").

                                    PREMISES

     A. This Agreement provides for the reorganization of Silicon with and into Voyager, with Silicon becoming a wholly-owned subsidiary of Voyager, and in connection therewith, the exchange of the outstanding common stock of Silicon into shares of common voting stock of Voyager, all for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

     B. The boards of directors of Silicon and Voyager have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which Silicon would become a wholly owned subsidiary of Voyager is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                    AGREEMENT

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                        SILICON AND SILICON SHAREHOLDERS

     Silicon and each of Silicon Shareholders, individually and neither jointly nor severally, represents and warrants to Voyager, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of Silicon attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.

     SECTION 1.1 SHAREHOLDERS. Each of the Silicon Shareholders is the owner of all of the issued and outstanding shares of the capital stock of Silicon attributed to such Shareholder on Schedule I; each Silicon Shareholder has full legal title to all Silicon Shares described in Schedule I as being owned by such Silicon Shareholder free from any and all claims, liens or other encumbrances. Silicon Shareholders have the unqualified right to sell, transfer, and dispose of their respective Silicon Shares subject to the applicable securities laws and the laws of bankruptcy, insolvency and general creditors' rights. Each Silicon Shareholder represents and warrants that, in regards to such Silicon Shareholder's shares of Silicon, such Silicon Shareholder has full right and authority to execute this Agreement and to transfer his shares of Silicon to Voyager.

     SECTION 1.2 ORGANIZATION. Silicon is a corporation duly organized, validly existing, and in good standing under the laws of Illinois and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires


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qualification. Included in the Silicon Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Silicon as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Silicon's articles of incorporation or bylaws. Silicon has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     SECTION 1.3 CAPITALIZATION. The authorized capitalization of Silicon consists of seventy five (75) million Class A Common Stock shares, no par value per share (the "Silicon Class A Shares"), and five (5) million Class B Common Stock shares (the "Silicon Class B Shares")(Silicon Class A Shares and Silicon Class B Shares may be collectively referred to as "Silicon Common Shares"), no par value per share. As of the date of this Agreement, 68,779,200 of the authorized Class A Shares are issued and outstanding, and 5,000,000 of the Class B Shares are issued and outstanding. Each share of Silicon Class B Shares is convertible into one (1) share of Silicon Common A Shares, however, each share of Class B Shares is entitled to one hundred (100) votes. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in Silicon Schedules, Silicon has no other securities, warrants or options authorized or issued.

     SECTION 1.4 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the Silicon Schedules, Silicon does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes herein, all references to Silicon shall include Silicon and all of its subsidiaries.

     SECTION 1.5  FINANCIAL INFORMATION.

               (a) Attached hereto as Schedule 1.5 are unaudited financial statements from the inception of Silicon until June 30, 2003 (the "Silicon Financial Statements").

               (b) Silicon has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

               (c) Silicon has filed all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

               (d) The books and records, financial and others, of Silicon are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

               (e) except as and to the extent disclosed herein and the Silicon Schedules, Silicon has no material contingent liabilities, direct or indirect, matured or unmatured.

     SECTION 1.6 INFORMATION. The information concerning Silicon set forth in this Agreement and in the Silicon Schedules to the best of Silicon's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

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     SECTION 1.7 OPTIONS AND WARRANTS. Except as may otherwise be disclosed herein on Schedule 1.7, there are no existing options, warrants, calls or commitments of any character to which Silicon is a party and by which it is bound. Pursuant to the existing option agreements (see Schedule 1.7 Options), appropriate adjustments shall be made in the number of shares for which such options May be exercised based upon the exchange rate at which each share of common stock Silicon shall be exchanged for certain number of shares of Voyager (see Section 3.2 of this Agreement).

     SECTION 1.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the Silicon Schedules, or as otherwise disclosed to Voyager, since June 30, 2003:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Silicon; or
          (ii) any damage, destruction or loss to Silicon (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Silicon;

               (b) Silicon has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Silicon; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

               (c) Silicon has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contin gent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Silicon balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Silicon; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of Silicon, it has not become subject to any law or regulation which materially and adversely affects, or in the future May adversely affect, the business, operations, properties, assets or condition of Silicon.


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     SECTION 1.9 TITLE AND RELATED MATTERS. Except as provided herein or in the
Silicon Schedules, Silicon has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the Silicon Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Silicon Schedules. Except as set forth in the Silicon Schedules, Silicon owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Silicon's business. Except as set forth in the Silicon Schedules, no third party has any right to, and Silicon has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Silicon or any material portion of its properties, assets or rights.

     SECTION 1.10 LITIGATION AND PROCEEDINGS. To the best of Silicon's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Silicon or affecting Silicon or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Silicon. Silicon does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     SECTION 1.11  CONTRACTS.

               (a) Except as included or described in the Silicon Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Silicon is a party or by which it or any of its assets, products, technology or properties are bound;

               (b) Except as included or described in the Silicon Schedules or reflected in the most recent Silicon balance sheet, Silicon is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Silicon is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Silicon; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

               (c) To Silicon's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Silicon is a party or by which its properties are bound and which are material to the operations of Silicon taken as a whole, are valid and enforceable by Silicon in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

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     SECTION 1.12 MATERIAL CONTRACT DEFAULTS. Except as set forth in the Silicon
Schedules, to the best of Silicon's knowledge and belief, Silicon is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Silicon, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Silicon has not taken adequate steps to prevent such a default from occurring.

     SECTION 1.13 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Silicon is a party or to which any of its properties or operations are subject.

     SECTION 1.14 GOVERNMENTAL AUTHORIZATIONS. To the best of Silicon's knowledge and except as provided herein or in the Silicon Schedules, Silicon has all licenses, franchises, permits or other governmental authoriza tions legally required to enable Silicon to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Silicon of this Agreement and the consummation by Silicon of the transactions contemplated hereby.

     SECTION 1.15 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Silicon's knowledge, except as disclosed in the Silicon Schedules, Silicon has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Silicon or would not result in Silicon's incurring any material liability.

     SECTION 1.16 INSURANCE. Except as disclosed on Schedule 1.16, Silicon has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     SECTION 1.17 APPROVAL OF AGREEMENT. The board of directors of Silicon has authorized the execution and delivery of this Agreement by Silicon and has approved the transactions contemplated hereby. The majority of Silicon's shareholders approved the transactions contemplated hereby by the written consent action.

     SECTION 1.18 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the Silicon Schedules, there exists no material contract, agreement or arrangement between Silicon and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Silicon to own beneficially, ten percent (10%) or more of the issued and outstanding Silicon Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Silicon than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by Silicon, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     SECTION 1.19 LABOR RELATIONS. Silicon has never had a work stoppage resulting from labor problems. To the best knowledge of Silicon, no union or other collective bargaining organization is organizing or attempting to organize any employee of Silicon.

     SECTION 1.20 PREVIOUS SALES AND ISSUANCE OF SECURITIES. Since inception, Silicon has issued Silicon Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of Illinois and other applicable state and federal securities laws, to the shareholders listed on Schedule I. The shares of Silicon Common Stock issued to the Silicon Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.


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     SECTION 1.21 REORGANIZATION RELATED REPRESENTATIONS.

               (a) following the Effective Date, Silicon will continue its historic business or use a significant portion of its historic business assets in its business;

               (b) Silicon is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of IRC;

               (c) Silicon is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

     SECTION 1.22 SILICON SCHEDULES. Upon execution hereof, Silicon will deliver to Voyager the following schedules, which are collectively referred to as the "Silicon Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, complete, true and correct in all material respects:

               (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Silicon;

               (b) the financial information of Silicon referenced hereinabove in Section 1.5;

               (c) a list indicating the name and address of the stockholders of Silicon, together with the number of shares owned by them;

               (d) the Silicon Business Plan which includes, among other matters, information concerning all of Silicon's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Silicon carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Silicon), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of Silicon since the most recent Silicon balance sheet required to be provided pursuant to Section 1.7; and

     Silicon shall cause the Silicon Schedules and the instruments and data delivered to Voyager hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

     SECTION 1.23 TAXES. Silicon has complied with applicable tax filing requirements, if any.

     SECTION 1.24 ADDITIONAL INFORMATION AVAILABLE. Silicon will make available to Voyager the opportunity to ask questions and receive answers concerning acquisition of Silicon shares in this transaction, and to obtain any additional information related thereto which Silicon possesses or can acquire without unreasonable effort or expense.

     SECTION 1.25 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, Silicon shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article I, if Voyager has actual knowledge of such misrepresentation or breach.


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



                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                   OF VOYAGER

     As an inducement to, and to obtain the reliance of Silicon, Voyager represents and warrants as follows:

     SECTION 2.1 ORGANIZATION. Voyager is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Voyager Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of Voyager as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Voyager's articles of incorporation or bylaws. Voyager has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Voyager has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     SECTION 2.2 CAPITALIZATION. The authorized capitalization of Voyager consists of 10 million shares of Common Stock, par value $0.0001 per share, of which 777,600 shares are issued and outstanding, and 5 million shares of Preferred Stock, $0.0001 par value, of which no shares are issued nor outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in Voyager Schedules, Voyager has no other securities, warrants or options authorized or issued.

     SECTION 2.3 SUBSIDIARIES. At the Closing, other than as disclosed herein, Voyager shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

     SECTION 2.4  FINANCIAL STATEMENTS.

               (a) Attached hereto as Schedule 2.4 are audited financial statements for the years ended December 31, 2001 and December 31, 2002, and unaudited financial statements for the nine months period ended September 30, 2003 together with the related footnotes and report thereon of the auditors rendering such reports (the "Voyager Financial Statements"). The Voyager Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of Voyager as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP. The Voyager Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "1934 Act"). As of the date of this Agreement, Voyager does not have any source of revenues. Accordingly, Voyager's independent public accountant, issued an opinion in its Independent Auditor's Report for the fiscal year ended December 31, 2002 questioning the ability of Voyager to continue as a going concern. AN INVESTMENT IN VOYAGER SHARES INVOLVES A HIGH DEGREE OF RISK. SILICON SHAREHOLDERS SHOULD REVIEW AND CAREFULLY CONSIDER THE DISCLOSURE MATERIALS ATTACHED HERETO AS EXHIBIT "A", INCLUDING THE RISK FACTORS CONTAINED THEREIN, PRIOR TO EXECUTING THIS AGREEMENT;


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               (b) The books and records, financial and others, of Voyager are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

               (c) Voyager has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties);

               (d) Voyager has filed or will file prior to the Closing all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

               (e) except as and to the extent disclosed herein and the Voyager Schedules, Voyager has no material contingent liabilities, direct or indirect, matured or unmatured.

     SECTION 2.5 INFORMATION. The information concerning Voyager as set forth in this Agreement and in the Voyager Schedules, to the best of Voyager's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     SECTION 2.6 OPTIONS AND WARRANTS. Except as May otherwise be disclosed herein on Schedule 2.6, there are no existing options, warrants, calls or commitments of any character to which Voyager is a party and by which it is bound.

     SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the Voyager Schedules, since September 30, 2003:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Voyager; or
          (ii) any damage, destruction or loss to Voyager (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Voyager;

               (b) Voyager has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Voyager; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

               (c) Except as disclosed to Silicon or as included in the Voyager Schedules, Voyager has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Voyager balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000);
          (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Voyager; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of Voyager, it has not become subject to any law or regulation which materially and adversely affects, or in the future May adversely affect, the business, operations, properties, assets or condition of Voyager.

     SECTION 2.8 TITLE AND RELATED MATTERS. As of the Closing Date, Voyager will own no real, personal or intangible property, other than as disclosed herein.

     SECTION 2.9 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of Voyager's knowledge and belief, threatened by or against or affecting Voyager, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Voyager. Voyager does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     SECTION 2.10 CONTRACTS. On the Closing Date and other than as disclosed herein in Schedule 2.9 or otherwise:

               (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Voyager is a party or by which it or any of its properties are bound;

               (b) Voyager is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Voyager can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Voyager; and

               (c) Voyager is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Voyager; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     SECTION 2.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Voyager is a party or to which any of its properties or operations are subject.

     SECTION 2.12 MATERIAL CONTRACT DEFAULTS. To the best of Voyager's knowledge and belief, Voyager is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Voyager, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Voyager has not taken adequate steps to prevent such a default from occurring.

     SECTION 2.13 GOVERNMENTAL AUTHORIZATIONS. To the best of Voyager's knowledge, Voyager has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Voyager of the transactions contemplated hereby.

     SECTION 2.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Voyager's knowledge and belief, Voyager has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Voyager or would not result in Voyager's incurring any material liability.

     SECTION 2.15 INSURANCE. Voyager has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     SECTION 2.16 APPROVAL OF AGREEMENT. The board of directors of Voyager has authorized the execution and delivery of this Agreement by Voyager and has approved the transactions contemplated hereby. The approval of this Agreement by Voyager's shareholders is not required.

     SECTION 2.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as stated herein or in the Voyager Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between Voyager and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Voyager to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Voyager and which is to be performed in whole or in part after the date hereof. Voyager has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     SECTION 2.18 LABOR RELATIONS. Voyager has never had a work stoppage resulting from labor problems. Voyager has no employees other than its officers and directors.

     SECTION 2.19 TAXES. (a) Except as provided in Schedule 2.19, Voyager has timely filed or will file prior to the Closing (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by Voyager for years for which the statute of limitations has not run (the "Tax Returns") are or will be as of the Closing Date correct in all material respects. Voyager has or will (as of the Closing Date) timely paid or pay (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to Voyager therewith, Voyager (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Voyager's group; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Voyager's group. Except (i) as may be disclosed in the Schedule of Taxes, or (ii) in connection with any pending audit or investigation, Voyager has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Voyager through the Closing Date herein. Voyager is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. Voyager has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or (ii) as a member of an affiliated group of which Voyager is the common parent.

     SECTION 2.20 REPORTING ACT DOCUMENTS. Except as set forth in Voyager's Schedules, Voyager has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder as of the Closing date. The information contained in each reporting act document of Voyager, to the best of Voyager's knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof. To the best knowledge of current management of Voyager, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by Voyager prior to the Closing.

     SECTION 2.21 VOYAGER SCHEDULES. Upon execution hereof, Voyager shall deliver to Silicon the following schedules, which are collectively referred to as the "Voyager Schedules" which are dated the date of this Agreement, all complete, true and accurate in all material respects:

               (a) complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of Voyager as in effect as of the date of this Agreement;

               (b) copies of all financial statements of Voyager identified in
          Section 2.4(a);

               (c) the description of any material adverse change in the business, operations, property, assets, or condition of Voyager since September 30, 2003 required to be provided pursuant to Section 2.6; and

               (d) any other information, together with any required copies of documents, required to be disclosed in the Voyager Schedules under this Agreement.

     Voyager shall cause the Voyager Schedules and the instruments to be delivered to Silicon hereunder to be updated after the date hereof up to and including the Closing Date.

     SECTION 2.22 ADDITIONAL INFORMATION AVAILABLE. Voyager will make available to each Silicon Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Voyager Common Stock in the transaction, and to obtain any additional information which Voyager possesses or can acquire without unreasonable effort or expense.

     SECTION 2.23 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, Voyager shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article II, if Silicon or any of the Silicon Shareholders has actual knowledge of such misrepresentation or breach.


                                   ARTICLE III

                               EXCHANGE PROCEDURE

     SECTION 3.1 DELIVERY OF SILICON SECURITIES. On the Closing Date, the holders of the Silicon Common Shares and Preferred Shares shall deliver to Voyager (i) certificates or other documents evidencing all of the issued and outstanding Silicon Common and Preferred Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form; and (ii) Investment Letters, the form of which is attached hereto as Exhibit "B".

     SECTION 3.2 ISSUANCE OF VOYAGER COMMON SHARES. (a) In exchange for all of the Silicon Common and Preferred Shares tendered pursuant to Section 3.1, Voyager shall instruct its Transfer Agent to issue an aggregate of 8,597,400 "restricted" Voyager Common Shares and 625,000 "restricted" Series A Voyager Preferred Shares to the Silicon shareholders on a pro rata basis and shall cause such shares to be delivered to Silicon. Each eight (8) shares of Silicon Class A Common Stock shall be exchanged for one (1) share of Voyager Common Stock and each eight (8) shares of Silicon Class B Common Stock shall be exchanged for one
(1) share of Voyager Series A Preferred Stock (based on the total issuance of 8,597,400 Voyager Common Shares). Each share of newly issued Voyager Series A Preferred Stock shall be convertible into one (1) share of Voyager Common Stock, and shall be entitled to one hundred (100) votes per one Series A Preferred Share. Following the Closing Date, there will be 9,375,000 Voyager Common Shares outstanding and 625,000 Voyager series A Preferred Shares outstanding.

     (b) No fractional Voyager Common Shares shall be issued pursuant to this
Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     (c) The total of 8,597,400 Common Stock shares and 625,000 Series A Preferred Stock shares to be issued to the Silicon shareholders by Voyager (the "Silicon Shares") are not being registered under the Securities Act of 1933, as amended (the "Act") and are issued in reliance on the exemptions from the registration requirements provided by Regulation D, and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the Silicon Shares will bear a legend to that effect, substantially in the form set forth below:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                  SECTION 3.3  UNDERTAKINGS.

               (a) Upon execution hereof or as soon thereafter as practical, management of Voyager and Silicon shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

               (b) Silicon hereby undertakes and provides assurances to Voyager that it will file a current report on Form 8-K within 15 days of the Closing in compliance with the Exchange Act, with the audited financial statements of Silicon and the pro forma statements required by the Exchange Act and by Regulation S-B by amendment of the Form 8-K within the time parameters established by the Exchange Act, and will otherwise comply with the reporting requirements of the Exchange Act.

                  SECTION 3.4 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of Silicon have approved the terms of this Agreement, all conditions to Closing referenced in this Agreement have been satisfied or waived by Silicon and all documentation referenced herein is delivered to the respective party herein, which shall be the date of January 15, 2004, unless a different date is mutually agreed to in writing by the parties hereto ("Closing Date").

                  SECTION 3.5  TERMINATION.

               (a) This Agreement may be terminated by the board of directors of either Voyager or Silicon at any time prior to the Closing Date if:

                         (i) there shall be any action or proceeding before any
                    court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                         (ii) any of the transactions contemplated hereby are
                    disapproved by any regulatory authority whose approval is required to consummate such transactions; or

                         (iii) the conditions described in Article VI below have
                    not been satisfied in full; or

         In the event of termination pursuant to this paragraph (a) of this
         Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

               (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Voyager if Silicon shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Silicon contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Silicon. If this Agreement is terminated pursuant to this paragraph
          (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

               (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Silicon if Voyager shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Voyager contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Voyager. If this Agreement is terminated pursuant to this paragraph (c) of
          Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

               (d) This Agreement shall be terminated if the Closing of the transactions contemplated in this Agreement have not occurred by the Closing Date as that term is defined in Section 3.4.

     SECTION 3.6 DIRECTORS OF VOYAGER. Upon the Closing, the present members of Voyager's Board of Directors shall tender their resignations SERIATIM so that the following persons are appointed directors of Voyager in accordance with procedures set forth in the Voyager bylaws: John Lichter and Sebastian Dufort.. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     SECTION 3.7 OFFICERS OF VOYAGER. Upon the Closing, the present officers of Voyager shall tender their resignations and provide Voyager with applicable releases concerning their respective employment agreements. Simultaneous therewith, the following persons shall be elected as officers of Voyager in accordance with procedures set forth in the Voyager bylaws:

                     NAME                   OFFICE
                     ----                   ------

                John Lichter              Chairman

                John Lichter              Chief Executive Officer
                                            and President

                Sebastian Dufort          Chief Financial Officer and Secretary


     SECTION 3.8 EFFECTIVE DATE. The parties hereto hereby agree that the Effective Date of the transaction proposed herein shall be 5:00 P.M. Pacific Standard Time on January 15, 2004, unless the parties agree otherwise, in writing.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. Voyager and Silicon will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Voyager and Silicon, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Voyager and Silicon, as the case may be, as the other shall from time to time prior to Closing reasonably request. In addition, Voyager shall provide to Silicon subsequent to Closing all information necessary to allow Silicon to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Voyager's subsidiaries which existed prior to Closing.

     SECTION 4.2 INFORMATION FOR VOYAGER PUBLIC REPORTS. Silicon will furnish Voyager with all information concerning Silicon and the Silicon Stockholders, including all financial statements, required for inclusion in any public report to be filed by Voyager pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Silicon covenants that all information so furnished to Voyager, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading. Similarly, Voyager will provide all information concerning its history and operations reasonably requested by Silicon.

     SECTION 4.3 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE VOYAGER COMMON SHARES TO BE ISSUED IN THE EXCHANGE. The consummation of this Agreement, including the issuance of the Voyager Common Shares to the stockholders of Silicon as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the Silicon stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Silicon shall cause to be delivered, and the Silicon stockholders shall deliver to Voyager, the Investment Letters and Purchasers' Questionnaires referenced in Section 3.1. The shareholders of Silicon shall receive disclosure materials attached hereto as Exhibit "A".

     SECTION 4.4 THIRD PARTY CONSENTS. Voyager and Silicon agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     SECTION 4.5 ACTIONS PRIOR TO CLOSING.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Voyager or Silicon Schedules or as permitted or contemplated by this Agreement, Silicon and Voyager, to the extent applicable, will each use its best efforts to:

                         (i) carry on its business in substantially the same
                    manner as it has heretofore;

                         (ii) maintain and keep its properties in states of good
                    repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                         (iii) maintain in full force and effect insurance
                    comparable in amount and in scope of coverage to that now maintained by it;

                         (iv) perform in all material respects all of its
                    obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                         (v) maintain and preserve its business organization
                    intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                         (vi) fully comply with and perform in all material
                    respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither Voyager nor Silicon will, without the prior consent of the other party:

                         (i) except as otherwise specifically set forth herein,
                    make any change in their respective certificates or articles of incorporation or bylaws;

                         (ii) declare or pay any dividend on its outstanding
                    shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                         (iii) enter into or amend any employment, severance or
                    similar agreements or arrangements with any directors or officers;

                         (iv) grant, confer or award any options, warrants,
                    conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                         (v) purchase or redeem any shares of its capital stock,
                    except as disclosed herein.

     SECTION 4.6 INDEMNIFICATION.

               (a) Silicon and its officers and directors hereby agree to indemnify Voyager and each of the officers, agents and directors of Voyager as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of Silicon's breach of any representation, warranty or covenant made by Silicon in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

               (b) Voyager and its officers and directors hereby agrees to indemnify Silicon and each of the officers, agents, directors and current shareholders of Silicon as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of Voyager's breach of any representation, warranty or covenant made by Voyager in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                   OF VOYAGER

     The obligations of Voyager under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Silicon in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Silicon shall have performed or complied with all covenants and condi tions required by this Agreement to be performed or complied with by Silicon prior to or at the Closing. Voyager shall be furnished with a certificate, signed by a duly authorized officer of Silicon and dated the Closing Date, to the foregoing effect.

     SECTION 5.2 SILICON'S APPROVAL OF AGREEMENT. The Board of Directors and stockholders of Silicon, if such stockholders' approval is so required under Illinois law, shall have approved this Agreement and the transactions contemplated thereby as described in Section 4.1.

     SECTION 5.3 OFFICER'S CERTIFICATE. Voyager shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Silicon to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Silicon, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Silicon Schedules, by or against Silicon which might result in any material adverse change in any of the assets, properties, business or operations of Silicon.

     SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Silicon.

     SECTION 5.5 OTHER ITEMS. Voyager shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Voyager may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SILICON

              The obligations of Silicon under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Voyager in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Voyager shall have performed and complied with all cove nants and conditions required by this Agreement to be performed or complied with by Voyager prior to or at the Closing. Silicon shall have been furnished with a certificate, signed by a duly authorized executive officer of Voyager and dated the Closing Date, to the foregoing effect.

     SECTION 6.2 OFFICER'S CERTIFICATE. Silicon shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Voyager to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Voyager, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Voyager Schedules, by or against Voyager which might result in any material adverse change in any of the assets, properties, business or operations of Voyager.

     SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Voyager.

     SECTION 6.5 COMPLIANCE WITH REPORTING REQUIREMENTS. As of the Closing Date, Voyager shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     SECTION 6.6 CANCELLATION. Simultaneous with or prior to the Closing of this Agreement, Voyager shall have received for cancellation such number of shares of its previously issued and outstanding common stock that as a result and on Closing Date, as defined herein, there will be no more than 777,600 common shares issued and outstanding

     SECTION 6.7 VOYAGER'S TRADING STATUS. As of the Closing Date, as defined herein, Voyager's Common Stock is not trading in any public market.

     SECTION 6.8 NO LIABILITIES. As of the Closing Date, as defined herein the Voyager balance sheet and the notes thereto, shall reflect that Voyager has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Voyager Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges.

     SECTION 6.9 OTHER ITEMS. Silicon shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Silicon may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1 BROKERS AND FINDERS. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     SECTION 7.2 LAW. FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois.

     SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


If to Voyager:             Voyager One, Inc.
                           2102 Business Center Dr., Suite 130
                           Irvine, California 92612


With copies to:            Iwona J. Alami, Esq.
                           Law Offices of Iwona J. Alami
                           610 Newport Center Dr., Suite 1400
                           Newport Beach, California 92660

If to Silicon:             Silicon Film Technologies, Inc.
                           2503 Spring Ridge Drive E-2
                           Spring Grove, Illinois 60081


With copies to:            Clingen Callow & McLean, LLC(Corporate Counsel)
                           Ken Clingen, Esq.
                           2100 Manchaster Road
                           Suite 1750
                           Wheaton, Illinois 60187

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

       SECTION 7.4 ATTORNEYS' FEES. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

       SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

       SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

       SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely between Voyager and Silicon and, except for the Silicon shareholders or as otherwise specifically provided herein, no director, officer, stock holder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement May not be amended or modified, except by a written agreement signed by all parties hereto.

      SECTION 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

       SECTION 7.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement May be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. This Agreement May be executed by providing facsimile signatures by the parties hereto, however, the original signatures shall be delivered within five (5) business days from the date of execution of this Agreement.

        SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and May be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement May be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof May be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

       SECTION 7.13 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

    SECTION 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

       SECTION 7.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

       SECTION 7.16 PUBLIC ANNOUNCEMENTS. Except as May be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

       SECTION 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      SECTION 7.18 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

       SECTION 7.19 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

       SECTION 7.20 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

       SECTION 7.21 JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     SECTION 7.22 ARBITRATION AND VENUE. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission, shall be settled by arbitration in Los Angeles, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of Illinois, and of the United States District Court for the Central District of Illinois for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, May be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as May be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

Date: February 18, 2004
                                          VOYAGER ONE, INC.

ATTEST:

/Gerry Martin/                            By: /Gerry Martin/
----------------------------                  ----------------------------------
Secretary or                                  President
Assistant Secretary




ATTEST:                                   SILICON FILM TECHNOLOGIES, INC.

/John Lichter/                            By: /Sebastien DuFort/
----------------------------                  ----------------------------------
Secretary or                                  President
Assistant Secretary

SILICON SHAREHOLDERS:


Name:/John Lichter/

Name: /Sebastien DuFort/

                                   SCHEDULE I

                              --------------------

                          LIST OF SILICON SHAREHOLDERS

                              --------------------



                    ON FILE WITH SILICON'S CORPORATE RECORDS
                    ----------------------------------------

                                   EXHIBIT "A"


                              DISCLOSURE MATERIALS

FORMS 10-QSB OF VOYAGER ONE, INC. FILED FOR THE QUARTERS ENDED MARCH 31, 2003, JUNE 30, 2003 AND SEPTEMBER 30, 2003; FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND FORM 8-K FILED IN OCTOBER, 2003.

                                   EXHIBIT "B"

                 FORM OF INVESTMENT LETTER AND POWER OF ATTORNEY

                     INVESTMENT LETTER AND POWER OF ATTORNEY


                                January __, 2004


                                Voyager One, Inc.
                       2102 Business Center Dr., Suite 130
                                Irvine, CA 92612


                               Ladies & Gentlemen:

     The undersigned herewith deposits certificate(s) for shares of common stock and/or preferred stock of Silicon Film Technologies, Inc., ("Silicon"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Silicon and Voyager One, Inc. ("Voyager" or the "Company"), dated January , 2004, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Voyager (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

     The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the terms of the Agreement and Exchange Shares and as of the date of this letter:

     1. The undersigned has received and has read the Agreement, and hereby agrees to and accepts the terms and conditions of the Agreement.

     2. The undersigned does hereby appoint, John Lichter, Silicon's President ("Attorney") as its lawful attorney and agent with full power to execute any amendments to the Agreement which may be agreed to after the date hereof, which amendments would have been approved by the majority of the Silicon's shareholders, on behalf of the undersigned and further grants unto the Attorney, full power and authority to do and perform each and every act necessary to be done to complete the same, subject only to removal or substitution by the undersigned upon written notification to the Attorney of the foregoing.

     3. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     4. The undersigned warrants full authority to deposit all shares referred to above and that Voyager will acquire a good and unencumbered title thereto.

     5. The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

     6. The undersigned represents that the undersigned is_____/ is not_____an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), because the undersigned meets one or more of the following requirements: PLEASE CHECK AS MANY BOXES THAT APPLY ONLY IF YOU ARE ACCREDITED INVESTOR:

|_| He or she is a natural person whose individual net worth, or joint net worth with such investor's spouse, exceeds $1,000,000 and either he or she is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

|_| He or she is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or (except in Illinois) joint income with such investor's spouse in excess of $300,000 in each ofthose years and reasonably expects to reach the same income level in the current year, and either such investor is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

|_| It is an organization described in ss. 501(c)(3) of the Internal Revenue Code of 1986 as amended, (i.e., tax exempt entities), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the proposed investments, with total assets in excess of $5,000,000;

|_| It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the proposed investments, whose purchases are directed by a sophisticated person as described under the first alternative above;

|_| It is a bank as defined in ss. 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in ss. 3(a)(5)(A) of the Securities Act of 1933 whether acting in its individual or fiduciary capacity;

|_| It is a broker registered pursuant toss. 15 of the Securities Exchange Act of 1934;

|_| It is an insurance company as defined inss. 2(13) of the Securities Act of 1933;

|_| It is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in ss. 2(a)(48) of that Act;

|_| It is a Small Business Investment Company licensed by the U.S. Small Business Administration under ss. 301 (c) or (d) of the Small Business Investment Act of 1958;

|_| It is a private business development company as defined in ss. 202(a)(22) of the Investment Advisers Act of 1940;

|_| It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in ss. 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors as described above;

|_|  He or she is a director or executive officer of the Company;

|_| It is an entity in which all the equity owners are Accredited Investors since they are all described above.

     7. By execution hereof, the undersigned hereby confirms that the Voyager common stock to be received in exchange for Silicon common stock and/or preferred stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     8. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority willnot be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they May not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as May be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end,the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

     9. The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     10. The undersigned represents that all information provided by the undersigned herein is true and correct as of the date thereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

                                       Dated: ____________, 2004


                                       Very truly yours,


                                       --------------------------------------
                                       (signature)



                                       --------------------------------------
                                       (print name in full)

                                       --------------------------------------
                                       (address)